UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	July 6, 2012

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K/A

(Amendment No. 1)

Explanatory Note

On June 14, 2012, Southern California Gas Company (the “Company” or “SoCalGas”) filed a Current Report on Form 8-K to report that a vote was taken and passed to immediately adjourn the Annual Meeting of Shareholders of the Company and reconvene that meeting on July 6, 2012.  This Form 8-K/A is being filed to report the results of the Annual Meeting as reconvened on July 6, 2012.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company as reconvened on July 6, 2012, shareholders:

(1)

elected for the ensuing year all four of the director nominees; and

(2)

adopted by a majority of votes cast an advisory vote approving the Company’s executive compensation as reported in the Company’s information statement for the Annual Meeting.

Below are the final voting results.

Proposal 1: Election of Directors of SoCalGas

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Javade Chaudhri	91,350,970	0	0	0
Steven D. Davis	91,350,970	0	0	0
Joseph A. Householder	91,350,970	0	0	0
Anne S. Smith	91,350,970	0	0	0

Proposal 2: Advisory Vote on Executive Compensation of SoCalGas

Votes
Votes For	91,350,970
Votes Against	0
Abstentions	0
Broker Non-Vote	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: July 9, 2012	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer